CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated April 1, 2013 relating to the consolidated financial statements of Ring Energy, Inc. as of and for the year ended December 31, 2012, which appears in the Annual Report on Form 10-K of Ring Energy, Inc. as of December 31, 2013.

We also consent to the reference to our firm under the heading “Experts” in such Registration Statement.

/s/ Hansen, Barnett & Maxwell, P.C.

Salt Lake City, Utah

November 17, 2014